UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2013

SILICON IMAGE, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-26887	77-0396307
(Commission File Number)	(IRS Employer Identification No.)

1140 East Arques Ave., Sunnyvale, CA	94085
(Address of Principal Executive Offices)	(Zip Code)

(408) 616-4000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information set forth in the last paragraph of Item 5.02(e) below regarding the Severance Agreement, as therein defined, is hereby incorporated by reference into this Item 1.01.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)

On September 6, 2013, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Silicon Image, Inc. (the “Registrant”) approved a change to the Registrant’s Executive Incentive Compensation Plan for Fiscal Year 2013 (the “2013 Executive Incentive Plan”) increasing the target bonus level applicable to Noland Granberry, the Registrant’s Chief Financial Officer, to 60% from 50%. The 2013 Executive Incentive Plan was approved by the Compensation Committee on March 18, 2013, as previously reported by the Registrant in its current report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 22, 2013. The target bonus levels under the 2013 Executive Incentive Plan were previously reported by the Registrant in its current report on Form 8-K filed with the SEC on August 12, 2013. The target bonus level indicates a percentage that would apply to Mr. Granberry’s fiscal year 2013 base compensation for bonus calculation purposes under the 2013 Executive Incentive Plan. The target bonus level and bonus amounts payable to Mr. Granberry are subject to the terms and conditions of the 2013 Executive Incentive Plan.

On September 6, 2013, the Compensation Committee also approved (i) an increase in annual base salary of Mr. Granberry to $300,000, (ii) a discretionary bonus payment to Mr. Granberry of $100,000 and (iii) the grant to Mr. Granberry of 10,000 performance-based restricted stock units (the “PBRSUs”), effective as of September 16, 2013. Each PBRSU represents the right to receive one share of the Registrant’s common stock upon its vesting and shall be subject to the terms of the Registrant’s 2008 Equity Incentive Plan. The PBRSUs shall vest over four years, with 40% of the PBRSUs vesting on December 31, 2014, 30% of the PBRSUs vesting on December 31, 2015, 20% of the PBRSUs vesting on December 31, 2016 and 10% of the PBRSUs vesting on December 31, 2017 (each such date being a “Vesting Date” and collectively the “Vesting Dates”), in each case so long as Mr. Granberry continues to provide services to the Registrant as of the applicable Vesting Date and provided that the Registrant’s GAAP earnings per share for the fiscal year ending on such Vesting Date (as evidenced by the Registrant’s audited financial results and confirmed by the Compensation Committee) is equal to or greater than the target GAAP earnings per share for such fiscal year established by the Compensation Committee. Any PBRSUs not vesting on a Vesting Date due to the Registrant’s GAAP earnings per share for the fiscal year in question not meeting the target for such fiscal year established by the Compensation Committee shall be forfeited. The PBRSUs granted to Mr. Granberry on September 6, 2013 are in addition to those previously granted to Mr. Granberry on August 6, 2013, as disclosed by the Registrant in its current report on Form 8-K filed with the SEC on August 12, 2013.

On September 6, 2013, the Compensation Committee also authorized the entering into by the Registrant of a severance agreement with Mr. Granberry, pursuant to the terms of which, if Mr. Granberry is terminated by the Registrant at any time without “cause,” Mr. Granberry shall receive a severance payment equal to eight months of Mr. Granberry’s base salary at the time of termination. Further, if Mr. Granberry elects coverage under COBRA, Mr. Granberry will be entitled to certain health and welfare benefits for up to eight months following his termination. The receipt of benefits under the Severance Agreement is conditioned upon Mr. Granberry signing a general release of claims in favor of the Registrant. The Severance Agreement is in addition to the change of control retention agreement (the “Retention Agreement”) entered into by the Registrant with Mr. Granberry, which Retention Agreement was disclosed by the Registrant in its current report on Form 8-K dated February 13, 2012 and filed as an exhibit to the Registrant’s quarterly report on Form 10-Q for the period ending March 31, 2012. Any severance payments made to Mr. Granberry under the terms of the Retention Agreement will offset any amounts that may otherwise be payable to Mr. Granberry under the terms of the Severance Agreement. The foregoing is a summary of the Severance Agreement and does not purport to be complete. The foregoing summary is qualified in its entirety by reference to the Severance Agreement, which will be filed by the Registrant as an exhibit to its quarterly report on Form 10-Q for the period ending September 30, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2013		SILICON IMAGE, INC.

	By:	/s/ Edward Lopez
Edward Lopez
Chief Legal and Administrative Officer